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                                                                       EXHIBIT 5

                [SAGE LIFE ASSURANCE OF AMERICA, INC. LETTERHEAD]






                                 August 29, 2000



Board of Directors
Sage Life Assurance of America, Inc.
300 Atlantic Street
Stamford, CT 06901

To the Board of Directors:


         In my capacity as Vice President, Legal and Compliance of Sage Life Assurance of America, Inc. (the "Company"), a Delaware corporation, I have supervised the preparation of this Amendment No. 2 to the registration statement for certain flexible payment deferred combination fixed and variable annuity contracts ("Contracts") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

         I am of the following opinion:

         1. The Company was organized in accordance with the laws of the State of Delaware and is a duly authorized stock life insurance company under the laws of Delaware and the laws of those states in which the Company is admitted to do business.

         2. The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law.

         3. The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with the applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

         In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.


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Board of Directors
August 29, 2000
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         I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Prospectus contained in said registration statement.


                                           Very truly yours,


                                            /s/ James F. Bronsdon
                                           -------------------------------------
                                           James F. Bronsdon
                                           Vice President, Legal and Compliance